Exhibit 99.50

Filing Version

AMENDED AND RESTATED

VOTING AND SUPPORT AGREEMENT

THIS AGREEMENT is dated as of the 18th day of November, 2020 (the “Effective Date”), as amended and restated on the 14th day of December, 2020 (the “Amendment Date”).

AMONG:

BROOKFIELD ASSET MANAGEMENT INC.,

a corporation existing under the laws of the Province of Ontario,

(hereinafter called “Brookfield Parent”)

- and -

each of the affiliated entities of Brookfield Parent that has executed this Agreement on the signature pages hereof

(together, the “Brookfield Affiliates”)

(Brookfield and the Brookfield Affiliates are collectively referred to herein as “Brookfield”),

- and -

NORBORD INC.,

a corporation existing under the laws of Canada

(hereinafter called “Norbord”),

-and-

WEST FRASER TIMBER CO. LTD.,

a corporation existing under the laws of British Columbia

(hereinafter called “West Fraser”),

WHEREAS:

A.	Brookfield is the owner of, or has the power to control or direct, the securities of Norbord listed in Schedule A hereto (the “Norbord Subject Securities”);

B.

West Fraser and Norbord are concurrently herewith entering into an arrangement agreement (the “Arrangement Agreement”) which provides for, among other things, West Fraser directly or indirectly acquiring all of the outstanding common shares of

Norbord (the “Norbord Shares”) in a transaction (the “Transaction”) from the shareholders of Norbord (the “Norbord Shareholders”);

C.	This Agreement sets out the terms and conditions of the agreement of Brookfield to, among other things:

(i)	vote or cause to be voted the Norbord Subject Securities in favour of the Transaction and any other matter necessary for the completion of the Transaction;

(ii)	support West Fraser following the completion of the Transaction; and

(iii)	abide by the restrictions and covenants set forth herein; and

D.

Norbord and West Fraser are relying on the covenants, representations and warranties of Brookfield set forth in this Agreement in connection with their execution and delivery of the Arrangement Agreement.

E.

This Agreement was originally entered into concurrent with the execution of the Arrangement Agreement on the Effective Date and has been amended and restated as of the Amendment Date in order to give effect to revisions to Article 5 of this Agreement that have been made to comply with certain policies of the Toronto Stock Exchange.

NOW THEREFORE this Agreement witnesses that, in consideration of the premises and the covenants and agreement herein contained, the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1 All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Arrangement Agreement. All references herein to the Arrangement Agreement or any portion thereof refer to the Arrangement Agreement as it may be amended or modified from time to time subsequent to the date hereof.

1.2 For greater certainty, this Agreement and all covenants of Brookfield herein shall not apply to:

(a)

any portfolio company of Brookfield Parent or its affiliates (as defined in National Instrument 45-106 –Prospectus Exemptions) or any public or private investment vehicle or program managed by Brookfield Parent or any subsidiary thereof, or

(b)

any subsidiary or affiliate (as defined in National Instrument 45-106 –Prospectus Exemptions) of Brookfield Parent in respect of which an actual or virtual information barrier is in place, or in respect of which there is no coordination or consultation in respect of investment decisions.

ARTICLE 2

THE TRANSACTION

2.1 Norbord and West Fraser each hereby covenant and irrevocably agree that it shall not, without the prior written consent of Brookfield, change the amount or form of Consideration, provided that neither Norbord nor West Fraser shall require Brookfield’s prior written consent to:

(a)	any adjustment to the Consideration made pursuant to Section 2.17 of the Arrangement Agreement; or

(b)

any change to the Consideration proposed by West Fraser pursuant to Section 7.4(b) of the Arrangement Agreement in response to a Norbord Superior Proposal Notice (without imposing any obligation on West Fraser to make any such change).

2.2 West Fraser acknowledges that Brookfield may act as a Representative of Norbord under the Arrangement Agreement subject to the following conditions, and Brookfield agrees that it will only act as a Representative of Norbord under the Arrangement Agreement in accordance with the following conditions:

(a)	Brookfield will act as agent for Norbord in connection with any actions taken by Brookfield as a Representative of Norbord, and

(b)

to the extent that Brookfield acts as a Representative of Norbord under the Arrangement Agreement, it will comply with the agreements governing Representatives of Norbord under the Arrangement Agreement.

ARTICLE 3

INTERIM COVENANTS OF BROOKFIELD

3.1 Brookfield hereby covenants and irrevocably agrees that it shall, from the date hereof until the termination of this Agreement pursuant to Article 9:

(a)	not, except to the extent permitted by Section 2.2 of this Agreement, directly or indirectly,

(i)	solicit, assist, initiate, encourage or knowingly facilitate any inquiries, proposals or offers regarding any Acquisition Proposal in respect of Norbord;

(ii)	engage in any discussions or negotiations with any Person regarding any Acquisition Proposal in respect of Norbord;

(iii)	accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement in principle, agreement or undertaking related to any Acquisition Proposal in respect of Norbord;

(iv)	provide any confidential information relating to Norbord to any Person or group in connection with any Acquisition Proposal in respect of Norbord, or

(v)	otherwise co-operate in any way with any effort or attempt by any other Person or group to do or seek to do any of the foregoing (subject, in all cases, to Section 6.1 of this Agreement);

(b)

immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any Person or group or any agent or representative of any Person or group conducted before the date of this Agreement with respect to any Acquisition Proposal in respect of Norbord;

(c)

not, except with the prior written consent of West Fraser, solicit, assist, initiate, encourage or knowingly facilitate any inquiries, proposals or offers or engage in any discussions or negotiations in respect of any sale (or other arrangement having the same economic effect as a sale) of the Norbord Subject Securities;

(d)

not, directly or indirectly option, sell, transfer, pledge, encumber, hedge, swap, grant a security interest in, hypothecate or enter into any monetization transaction (or other arrangement having the same economic effect as a sale) with respect to any of the Norbord Subject Securities, as applicable, or any right or interest therein, to any Person or group, except (i) with the prior written consent of Norbord and West Fraser, (ii) as expressly permitted under this Agreement or (iii) to a Brookfield affiliate, provided Brookfield shall cause such affiliate to comply with this Agreement;

(e)

not grant or agree to grant any proxy, power of attorney or other right to vote the Norbord Subject Securities, except for proxies or voting instructions to vote, or cause to be voted, securities granted in accordance with this Agreement;

(f)

not, except with the prior written consent of Norbord and West Fraser, requisition or join in the requisition of any meeting of the securityholders of Norbord for the purpose of considering any resolution other than the Arrangement Resolution;

(g)

not, except to the extent permitted by Section 2.2 of this Agreement, solicit, arrange or provide assistance to any other Person to arrange for the solicitation of proxies relating to or purchases of or offers to sell Norbord Shares or securities convertible into or exchangeable or exercisable for, or representing, Norbord Shares or act in concert or jointly with any other Person for the purpose of acquiring any Norbord Shares or securities convertible into or exchangeable or exercisable for, or representing, Norbord Shares, in each case for the purpose of influencing the voting of Norbord Shares or affecting the control of Norbord, other than, in the case of proxy solicitation, in support of the Plan of Arrangement and the Transaction;

(h)	not take any other action of any kind which might reasonably be regarded as likely to reduce the success of, or delay or interfere with the completion of, the Arrangement; and

(i)	not do indirectly that which it may not do directly by the terms of this Article 3.

3.2 Brookfield agrees not to exercise any Dissent Rights in respect of the Transaction, contest the approval of the Transaction by any Governmental Entity or exercise any other rights or remedies available at common law or pursuant to applicable corporate or securities laws or other registrations or, except to the extent permitted by Section 2.2 of this Agreement, take any action that is reasonably likely to in any manner impede, delay, postpone, hinder, prevent or challenge the Transaction. For greater certainty, nothing in this Section 3.2 shall prohibit or prevent Brookfield from enforcing this Agreement or exercising its rights hereunder.

3.3 Brookfield irrevocably and unconditionally consents to the details of this Agreement being set out in the Norbord Circular and the West Fraser Circular and, to the extent required pursuant to applicable securities laws, to this Agreement being made publicly available, including by filing on SEDAR. Without limiting the foregoing, Brookfield (a) consents to and authorizes the publication and disclosure by each of Norbord and West Fraser of its identity and holding of Norbord Subject Securities, the nature of its commitments and obligations under this Agreement and any other information that Norbord or West Fraser, as applicable, reasonably determines is required to be disclosed by applicable Law in any press release, the Norbord Circular, the West Fraser Circular or any other disclosure document in connection with the Transaction and any transactions contemplated by the Arrangement Agreement and (b) agrees promptly to give to Norbord and/or West Fraser, as applicable, any information they may reasonably require for the preparation of any such disclosure documents. Brookfield and its legal counsel shall be given a reasonable opportunity to review and comment on any information pertaining to it, its affiliates and funds managed by it (other than Norbord and its respective subsidiaries) contained in any such disclosure document prior to such disclosure document being publicly disseminated and reasonable consideration shall be given to any comments made by Brookfield and its legal counsel. Brookfield agrees to promptly notify Norbord and/or West Fraser, as applicable, of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

3.4 In the event of a stock split, stock dividend or distribution, or any change in the Norbord Shares by reason of a stock split, reverse stock split, recapitalization, combination, reclassification, readjustment, exchange of shares or the like, the term “Norbord Subject Securities” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in the transaction and any consideration payable in respect of such Norbord Subject Securities shall be adjusted pursuant to Section 2.17 of the Arrangement Agreement.

ARTICLE 4

AGREEMENT TO VOTE AND SUPPORT

4.1 Brookfield hereby irrevocably and unconditionally covenants and agrees that from the date hereof until the termination of this Agreement pursuant to Article 9:

(a)	it shall attend (either in person or by proxy) the Norbord Meeting (including any adjournments and postponements thereof) and, at the Norbord Meeting, vote or cause to be voted the Norbord Subject Securities in favour of the Transaction, including, without limitation, by voting in favour of the Arrangement Resolution and any other matter necessary for the completion of the Transaction (including in favour of all matters recommended by the management of Norbord to the extent not otherwise inconsistent with the terms of this Agreement);

(b)

it shall vote or cause to be voted (either in person or by proxy) at any meeting of the securityholders of Norbord the Norbord Subject Securities against, or not tender or cause to be tendered the Norbord Subject Securities to,

(i)

any corporate transaction, such as a merger, amalgamation, arrangement, rights offering, reorganization, recapitalization, or liquidation or take-over bid, sale or transfer of a material amount of assets of Norbord or similar transaction involving Norbord or the Norbord Shares other than the Transaction and any transaction related thereto;

(ii)	the issuance of any securities of Norbord other than in connection with the Transaction and any transaction related thereto;

(iii)

any matter that could reasonably be expected to delay, prevent or frustrate the successful completion of the Transaction (including against any Acquisition Proposal in respect of Norbord) at any meeting of the securityholders of Norbord, called for the purpose of considering same; or

(iv)	any action or agreement that would result in a breach of any representation, warranty, or covenant or other obligation of Norbord in the Arrangement Agreement;

(c)

if Brookfield Parent or any Brookfield Affiliate is the holder of record of the Norbord Subject Securities, no later than 10 Business Days prior to the date of the Norbord Meeting, it shall deliver or cause to be delivered to Norbord, with a copy to West Fraser concurrently, a duly executed irrevocable proxy or proxies in respect of the Norbord Subject Securities directing the holder of such proxy or proxies to vote in favour of the Transaction and/or any matter necessary for the completion of the Transaction;

(d)

if Brookfield Parent or any Brookfield Affiliate is the beneficial owner of the Norbord Subject Securities, no later than 10 Business Days prior to the date of the Norbord Meeting, it shall deliver or cause to be delivered, a duly executed voting instruction form to the intermediary through which it or its affiliates holds its beneficial interest in the Norbord Subject Securities (provided that if it or any of its affiliates is a non-objecting beneficial owner, such voting instructions shall be delivered directly to Norbord), with a copy to West Fraser concurrently, instructing that the Norbord Subject Securities be voted at the Norbord Meeting in favour of the Transaction and/or any matter necessary for the completion of the Transaction; and

(e)

such proxy or proxies and voting instruction form or forms delivered pursuant to Section 4.1(c) and Section 4.1(d) shall name those individuals as may be designated by Norbord in the Norbord Circular and shall not be revoked without the written consent of West Fraser in respect of the Norbord Subject Securities.

4.2 If, in lieu of the Transaction, each of Norbord and West Fraser determines in its good faith judgement that it is necessary or desirable to complete the acquisition of all of the Norbord Shares other than as contemplated by the Arrangement Agreement on a basis that (a) provides the same, or better, financial treatment to all affected parties and the financial implications (including tax) are the same or better for Brookfield than as contemplated by the Arrangement Agreement, (b) is initiated on or prior to the Outside Date and is capable of being completed on or prior to the Outside Date, and (c) is otherwise on terms and conditions no more onerous to Brookfield than the terms of the Transaction, including any take-over bid (any such transaction, an “Alternative Transaction”), then during the term of this Agreement Brookfield may, on its own accord, and will, upon written request of Norbord and West Fraser, support the completion of such Alternative Transaction in the same manner as the Transaction in accordance with the terms and conditions of this Agreement mutatis mutandis, including by (a) voting or causing to be voted all of the Norbord Subject Securities (to the extent that they carry the right to vote) in favour of, and not dissenting from, such Alternative Transaction proposed by West Fraser; and (b) delivering or causing the delivery of any duly executed items, instruments, documents and agreements required as conditions to consummate an Alternative Transaction.

ARTICLE 5

POST-TRANSACTION COVENANTS OF BROOKFIELD

5.1 Brookfield hereby covenants and irrevocably agrees that, from the Effective Time until the first date following the date of the 2021 annual general meeting of the shareholders of West Fraser (the “West Fraser 2021 AGM”):

(a)	it shall attend (either in person or by proxy) the West Fraser 2021 AGM (including any adjournments and postponements thereof);

(b)

it shall either vote for or abstain from voting in respect of any nominee selected by the board of directors of West Fraser (the “West Fraser Board”) for election to the West Fraser Board at the West Fraser 2021 AGM, as such nominees are named in the information circular (the “West Fraser AGM Circular”) for the West Fraser 2021 AGM (the “West Fraser Nominee Directors”);

(c)

it shall either vote for or abstain from voting in respect of any auditor selected by the West Fraser Board for appointment by West Fraser Shareholders at the West Fraser 2021 AGM, as such auditor is named in the West Fraser AGM Circular;

(d)

it shall not vote against any proposal or resolution that may be put forward by the West Fraser Board for approval by the West Fraser Shareholders at the West Fraser 2021 AGM in connection with any of the following matters:

(i)	the receipt and approval of financial statements;

(ii)

the adoption of or amendment to any reasonable director, officer or employee equity compensation plan, including any stock option plan, DSU plan or PSU plan that is unanimously approved and recommended by the West Fraser Board; and

(iii)	the advisory vote on executive compensation (Say on Pay), provided that such executive compensation has been unanimously approved and recommended by the West Fraser Board; and

(e)	it shall not vote in favour of any proposal or resolution that may be put forward for approval by the West Fraser Shareholders at the West Fraser 2021 AGM in respect of the following:

(i)	the election to the West Fraser Board of any nominee proposed for election that is not a West Fraser Nominee Director; and

(ii)	the removal of any of the members of the West Fraser Board that is serving as a member of the West Fraser Board immediately prior to the West Fraser 2021 AGM.

ARTICLE 6

FIDUCIARY OBLIGATIONS

6.1 Notwithstanding any other provision of this Agreement, each of Norbord and West Fraser hereby agrees and acknowledges that Brookfield is bound hereunder solely in its capacity as a securityholder of Norbord and that the provisions hereof shall not be deemed or interpreted to bind any employee, officer or director of Brookfield in his or her capacity as a director or officer of Norbord. If any employee, officer or director of Brookfield is also a director of Norbord, Norbord and West Fraser each acknowledges and agrees that any such employee, officer or director may vote in his or her capacity as a director of Norbord in favour of a Superior Proposal in respect of Norbord as contemplated in the Arrangement Agreement and any such vote shall not be a violation of this Agreement.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF BROOKFIELD

7.1 Brookfield represents, warrants and, where applicable, covenants to Norbord and West Fraser as follows and acknowledges that each of Norbord and West Fraser are relying upon these representations, warranties and covenants in connection with the entering into of this Agreement and the Arrangement Agreement:

(a)	Brookfield has all necessary power, authority, capacity and right to enter into this Agreement and to carry out each of its obligations under this Agreement;

(b)

this Agreement has been duly executed and delivered by Brookfield and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation, enforceable by the other parties hereto against it in accordance with its terms, subject, however, to limitations imposed by Law in connection with bankruptcy, insolvency or similar proceedings and to the extent that the award of equitable remedies such as specific performance and injunction is within the discretion of the court from which they are sought;

(c)

Brookfield (i) is the legal and beneficial owner of record, (ii) is the beneficial owner exercising control and direction over (but not the holder of record of) or (iii) exercises control over, the Norbord Subject Securities with good and marketable title thereto, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever;

(d)

except as would not have a material effect on Brookfield’s ability to fulfill its obligations hereunder, Brookfield does not own, either as legal and beneficial owner of record or beneficial owner exercising control and direction over (but not the holder of record), any West Fraser Shares, nor does Brookfield exercise control over any West Fraser Shares (other than West Fraser Shares acquired by any affiliates of Brookfield engaged in the business of cash management and investing activities on behalf of third parties);

(e)

Brookfield has the sole right to dispose of or transfer (or cause to be disposed of or transferred) all of the Norbord Subject Securities, and will have the right to dispose of or transfer (or cause to be disposed of or transferred) any Norbord Subject Securities hereafter acquired by it;

(f)	Brookfield has the sole right to vote (or cause to be voted) all of the Norbord Subject Securities;

(g)

no individual or entity has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer from Brookfield of any of the Norbord Subject Securities or any interest therein or right thereto, including without limitation any right to vote, except pursuant to this Agreement;

(h)

the Norbord Subject Securities are the only securities of Norbord or its subsidiaries owned, directly or indirectly, or over which control or direction is exercised, by Brookfield and its affiliates (excluding any affiliates engaged in the business of cash management and investing activities on behalf of third parties);

(i)

Brookfield and its affiliates (excluding any affiliates engaged in the business of cash management and investing activities on behalf of third parties) have no agreements or options, or rights or privileges (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase or acquisition by Brookfield and such affiliates of additional securities of Norbord; and

(j)	there are no legal proceedings in progress or pending before any Governmental Entity or, to the knowledge of Brookfield, threatened against Brookfield or its affiliates that would adversely affect in any manner the ability of Brookfield to enter into this Agreement and to perform its obligations hereunder.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES OF NORBORD AND WEST FRASER

8.1 Each of Norbord and West Fraser, in respect of itself only, represents, warrants and, where applicable, covenants to Brookfield as follows and acknowledges that Brookfield is relying upon these representations, warranties and covenants in connection with the entering into of this Agreement:

(a)	Norbord is validly existing under the laws of Canada and has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

(b)	West Fraser is validly existing under the laws of British Columbia and has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

(c)

the execution and delivery of this Agreement by each of Norbord and West Fraser and the performance by it of its obligations hereunder have been duly authorized by its board of directors and no other corporate proceedings on its part are necessary to authorize this Agreement and the performance of its obligations hereunder;

(d)

this Agreement has been duly executed and delivered by each of Norbord and West Fraser and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation, enforceable by Brookfield against it in accordance with its terms, subject, however, to limitations imposed by Law in connection with bankruptcy, insolvency or similar proceedings and to the extent that the award of equitable remedies such as specific performance and injunction is within the discretion of the court from which they are sought; and

(e)

there are no legal proceedings in progress or pending before any Governmental Entity or, to the knowledge of each of Norbord and West Fraser, threatened against it or its affiliates that would adversely affect in any manner the ability of Norbord and West Fraser to enter into this Agreement or the Arrangement Agreement and to perform its respective obligations hereunder or thereunder.

ARTICLE 9

TERMINATION

9.1 This Agreement will terminate and be of no further force and effect on the earliest to occur of the following events:

(a)	the date upon which all of the parties to this Agreement mutually agree in writing to terminate this Agreement;

(b)

in the event that the Transaction is completed in accordance with the Arrangement Agreement and subject to Section 9.2, the termination or expiration of the post-Transaction covenants set forth in Section 5.1;

(c)

the termination of the Arrangement Agreement in accordance with its terms, provided that if Norbord and West Fraser provide written notice to Brookfield of their intention to complete an Alternative Transaction prior to or concurrent with the termination of the Arrangement Agreement, this Agreement will terminate automatically on the Outside Date in the event that the Alternative Transaction is not completed by the Outside Date;

(d)	written notice by Brookfield to Norbord and West Fraser in the event that:

(i)

Norbord makes a Norbord Change in Recommendation in the circumstances contemplated by and in compliance with Section 7.3(b)(ii) of the Arrangement Agreement in respect of a Material Adverse Effect with respect to West Fraser; or

(ii)	the Arrangement Agreement is amended to reduce or adversely change the Consideration or is amended in any other respect that is materially adverse to Brookfield, provided that:

(A)

any amendment to the Arrangement or adjustment to the Consideration that in each case is permitted pursuant to Section 2.1 of this Agreement will not entitle Brookfield to terminate this Agreement under this Section 9.1(d)(ii); and

(B)

the waiver by either West Fraser or Norbord of any condition to closing of the Transaction provided for in the Arrangement Agreement, other than the conditions to closing of the Transaction set forth in Section 6.3(c) of the Arrangement Agreement, will not be considered an amendment to the Arrangement Agreement entitling Brookfield to terminate this Agreement under this Section 9.1(d)(ii); and

(e)

this Agreement may be terminated by any of Norbord, West Fraser or Brookfield upon written notice to the others in the event that the Transaction is not completed in accordance with the Arrangement Agreement by the Outside Date, as such date may be extended in accordance with the Arrangement Agreement.

9.2 In the event that the Transaction is completed in accordance with the Arrangement Agreement, all obligations of Brookfield under this Agreement will terminate other than the post-Transaction obligations under Section 5.1, which will continue in full force and effect until the expiration or termination of the covenants contained therein.

ARTICLE 10

PUBLICITY

10.1 After such time as one or both of Norbord and/or West Fraser has publicly disclosed the existence of the Transaction by way of press release or other public disclosure, Brookfield and/or any of its affiliates may disclose and publicize the existence of and information related to the Transaction, including by way of press release or other means of public disclosure, without notice to or consent from either Norbord or West Fraser.

ARTICLE 11

GENERAL

11.1 The parties shall promptly execute and deliver all such further documents and instruments and do all such acts and things as the other parties may reasonably require to effectively carry out the intent of this Agreement, in each case at the requesting party’s cost.

11.2 This Agreement shall not be assignable by any party without the prior written consent of the other parties. This Agreement shall be binding upon and shall enure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns.

11.3 Time shall be of the essence of this Agreement.

11.4 Any notice or other communication required or permitted to be given hereunder shall be sufficiently given if in writing, delivered or sent by e-mail or other electronic transmission:

(a)	in the case of Brookfield:

BROOKFIELD ASSET MANAGEMENT INC.

181 Bay Street, Suite 300

P.O. Box 762

Toronto, ON

M5J 2T3

Attention: Kathy Sarpash

E-mail: [Redacted—personal information]

(b)	in the case of Norbord:

NORBORD INC.

1 Toronto Street, Suite 600

Toronto, ON

M5C 2W4

Attention: Robin Lampard, Senior Vice President and CFO

E-mail: [Redacted—personal information]

(c)	in the case of West Fraser:

WEST FRASER TIMBER CO. LTD.

858 Beatty Street, Suite 501

Vancouver, BC

V6B 1C1

Attention: Chris Virostek, Vice-President, Finance and CFO

E-mail: [Redacted—personal information]

or at such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this section and if so given shall be deemed to have been received on the date of such delivery or sending (or, if such day is not a Business Day, on the next following Business Day).

11.5 This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and the parties irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

11.6 Each of the parties hereto agrees with the others that: (i) if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by any of the parties, the other parties would suffer irreparable damage; (ii) money damages would not be a sufficient remedy for any breach of this Agreement by any of the parties; (iii) in addition to any other remedies at law or in equity that a party may have, such party shall be entitled to seek equitable relief, including injunction and specific performance, in addition to any other remedies available to the party, in the event of any breach of the provisions of this Agreement; and (iv) any party that is a defendant or respondent shall waive any requirement for the securing or posting of any bond in connection with such remedy. Such remedies shall not be deemed to be exclusive remedies for the breach of this Agreement but shall be in addition to all other remedies at law or in equity.

11.7 No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.

11.8 This Agreement, as amended and restated as of the Amendment Date, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. The parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement.

11.9 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce more than one counterpart.

[Signature page follows]

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

WEST FRASER TIMBER CO. LTD.

Per:	/s/ Raymond W. Ferris
Name: Raymond W. Ferris
Title: President and CEO

NORBORD INC.

Per:	/s/ Peter Wijnbergen
Name: Peter Wijnbergen
Title: President & CEO

Per:	/s/ Robin Lampard
Name: Robin Lampard
Title: Senior Vice President & CFO

BROOKFIELD ASSET MANAGEMENT INC.

Per:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Senior Vice President, Legal & Regulatory

BROOKFIELD INVESTMENTS CORPORATION

Per:	/s/ Tom Corbett
Name: Tom Corbett
Title: Vice President and Chief Financial Officer

BPE OSB INVESTMENT HOLDING LP, by its general partner, BROOKFIELD PRIVATE EQUITY INC.

Per:	/s/ A.J. Silber
Name: A.J. Silber
Title: Director

BROOKFIELD PRIVATE EQUITY GROUP HOLDINGS LP, by its general partner, BROOKFIELD PRIVATE EQUITY INC.

Per:	/s/ A.J. Silber
Name: A.J. Silber
Title: Director

BROOKFIELD CAPITAL PARTNERS II L.P., by its general partner, BROOKFIELD CAPITAL PARTNERS II GP L.P., by its general partner, BROOKFIELD CAPITAL PARTNERS LTD.

Per:	/s/ A.J. Silber
Name: A.J. Silber
Title: Director

SCHEDULE “A”

Ownership or Control/Direction of Norbord Subject Securities

Name of Brookfield Entity	Number of Norbord Subject Securities Owned or Controlled

BROOKFIELD INVESTMENTS CORPORATION	16,724,709

BPE OSB INVESTMENT HOLDING LP	11,359,634

BROOKFIELD PRIVATE EQUITY GROUP HOLDINGS LP	1,276,670

BROOKFIELD CAPITAL PARTNERS II L.P.	5,426,522